Exhibit 1.01

Embraer S.A.

Conflict Minerals Report

For The Year Ended December 31, 2024

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. We undertake no obligation to publically update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction

This report for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals (“CM”) as directed by section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants that manufacture or contract to manufacture products containing conflict minerals necessary to the functionality or production of their products. CM includes cassiterite, columbite-tantalite, wolframite, gold, and their derivatives, which are currently limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Based on our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts in 2024, we have reason to believe that a portion of the 3TG used in our products may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”), and reason to believe that such CM may not be from recycled or scrap sources. For this reason, we conducted due diligence and carried out measures to trace CM throughout our supply chain.

Company Overview

This report has been prepared by the management of Embraer S.A. (the “Company,” “Embraer,” “we,” “us,” or “our”).

Embraer is a publicly-held company incorporated under the laws of the Federative Republic of Brazil with headquarters in São José dos Campos, State of São Paulo, Brazil. The corporate purpose of the Company is:

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1.	The development, production and sale of aircraft for civil and defense aviation, aircraft for agricultural use, structural components, mechanical and hydraulic systems, aviation services and technical activities related to the production and maintenance of aerospace material;
2.	The design, construction and sale of equipment, materials, systems, software, accessories and components to the defense, security and energy industries and the promotion or performance of technical activities related to production and maintenance of aerospace material;
3.	The performance of other technological, industrial, commercial and service activities related to the defense, security and energy industries; and
4.	Contribution to the development of technical professionals necessary to the aerospace industry.

Products Description

As a producer of aircraft, we are knowledgeable that our products contain tin, tantalum, tungsten, and gold that is necessary to their functionality or production. The following list sets forth our products that contain gold, tin, tantalum and/or tungsten, herein referred to as “Products”:

1.	Commercial Jets: ERJ 135, ERJ 140, ERJ 145, E170, E175, E190, E195, E175-E2, E190-E2, and E195-E2.
2.	Executive Jets: Phenom 100, Phenom 300, Legacy 450, Legacy 500, Legacy 600, Legacy 650, Lineage 1000, Praetor 500 and Praetor 600.
3.	Defense and Security Aircraft and Products: Super Tucano, C-390 Millenium, ISR Family of Aircraft (based on 145 Platform), Military Transport and Transport of Authorities (based on the Executive Jets and 170/190 Platforms), AMX, F-5BR, Radars, Command and Control Products, and Satellites.
4.	Structural parts, mechanical parts, hydraulic systems, and production of agricultural crop-spraying aircraft.

Supply Chain Description

We have a large network of suppliers located worldwide responsible for providing us with the CM components supplied to us and used in our Products. Most of our suppliers are several purchasing layers away from smelters, refiners or mines (“SOR” or “SORs”). In no instance does Embraer purchase CM directly from any SORs and, therefore, we are considered a “downstream” purchaser.

Accordingly, we rely on our supply chain to provide us information about the source of the CM contained in the components supplied to us.

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Step 1 - Establish strong company management systems

We have adopted the Embraer Responsible Minerals Sourcing Policy (our “Policy”), which is our company policy for the supply chain of minerals originating from Conflict-Affected and High-Risk Areas (“CAHRA”). Our policy incorporates the standards against which due diligence is to be conducted, consistent with the standards set forth in the model supply chain policy in Annex II of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”). We made this policy publicly available to our suppliers and the public to ensure transparency and accountability in our supply chain (www.embraersuppliers.com). Our company is committed to responsible mineral sourcing, and we are actively engaged in due diligence efforts to identify and mitigate risks associated with conflict minerals.

We have structured our internal management team to support supply chain due diligence for minerals originating from CAHRA areas. Our management systems are designed to ensure effective implementation of our policy, which includes conducting due diligence to identify and mitigate any risks associated with the sourcing of conflict minerals. Our management systems also support training and education for employees and suppliers to ensure awareness of our policy and due diligence requirements.

We have contracted and established a third-party solution system for controls and transparency over our mineral supply chain. We recognize that the identification and mitigation of risks associated with the sourcing of conflict minerals require transparency and traceability throughout the supply chain. Our system of controls and transparency includes engaging with our suppliers to ensure that they provide accurate and reliable information on the origin of the minerals they supply to us. We have also implemented a chain of custody system to ensure that the minerals we source from CAHRA areas are conformant with the Responsible Minerals Assurance Process (“RMAP”) managed by the Responsible Minerals Initiative (“RMI”).

We also participate in industry-driven programs, including but not limited to RBA-Responsible Minerals Initiative (“RBA-RMI”) and Aerospace Industries Association Conflict Minerals Working Group (“AIA CMWG”), to further enhance the transparency and traceability of our supply chain. Our participation in these programs is aimed at aligning our practices with industry best practices and ensuring that we are meeting our due diligence obligations.

We used the Responsible Business Alliance (“RBA”) and their Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) and defined this tool as the RCOI vehicle for our supply chain to report on the use and the origin of CM in the products they provide to Embraer.

In 2024, we did not included in our survey the (i) service providers, other suppliers who do not manufacture products, and (ii) certain suppliers of products which, during previous surveys, were confirmed to manufacture products that do not use CM, such as leather suppliers. We included in our survey suppliers of products who were previously confirmed to manufacture products that do not use CM but which products may, by nature, include CM in the future, such as electronic components suppliers. For the 2024 RCOI effort, we implemented a financial threshold representing 95% (same percentage amount in 2023) of our annual supply chain spend to help streamline which suppliers to survey. The primary goals of the annual survey process are to confirm the usage of CM and determine whether such CM originated in the Covered Countries.

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We managed the RCOI supplier survey response mechanism with support of our third-party solution system, to accept completed survey responses and to answer any CM survey questions. Additionally, we have personnel from our CM team designated to answer questions from suppliers about CM and the Rule.

We managed and tracked RCOI supplier responses by setting up a protocol for addressing suppliers that do not respond or do not know yet if they use CM, as well as, for those suppliers that indicate they do use CM. We also distributed follow-on response letters for any suppliers that did not respond to our RCOI survey or provided incomplete responses.

We have maintained an archive of all RCOI survey documentation, categorized by calendar year, and plan to retain the information for a period of five years.

We have strengthened our engagement with suppliers to ensure responsible sourcing of minerals from CAHRA areas. Our policy is publicly available, and for all new and renewed contracts and purchase orders after the release of the Rule, we have added clauses for supplier CM control that obligate our suppliers to support our RCOI and CM compliance efforts, and to ensure that they understand our expectations and requirements for responsible mineral sourcing.

We also assist our suppliers in building capacities to improve their due diligence performance. We recognize that our suppliers play a critical role in ensuring responsible mineral sourcing, and we are committed to working with them to enhance their capacity to conduct due diligence and mitigate any risks associated with the sourcing of conflict minerals. We encourage our suppliers to participate in third-party training to help them understand the importance of responsible mineral sourcing and the measures they can take to ensure compliance with our policy.

We have established a mechanism as an early-warning risk-awareness system to enable stakeholders to raise concerns about our mineral sourcing practices, including the sourcing of conflict minerals. The grievance mechanism is designed to provide a channel for stakeholders, such as employees, suppliers, customers, and community members, to voice their concerns, provide feedback, and seek resolution of any issues related to our mineral sourcing practices.

We believe that having a grievance mechanism in place is an essential component of our responsible sourcing program, as it enables us to identify and address any potential issues early on and avoid or mitigate any negative impacts on people and the environment. Our grievance mechanism, called Helpline, is transparent, accessible, and provides a timely response to any concerns raised.

Helpline is a confidential tool for employees and stakeholders to inform or seek support on ethical and behavior issues related to possible violations of Embraer’s policies, procedures, laws and regulations. Embraer does not tolerate retaliation with those who report a concern in good faith.

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All reported matters addressed to Helpline will be treated confidentially and anonymously. Due to certain laws, some countries do not allow reports to be made anonymously, in these cases Embraer will comply with the respective requirements of local law and inform the person whenever necessary.

Helpline may be reached by phone (below are the numbers) and by internet at www.embraerhelpline.com.

Brazil: 0800-721-5968

Portugal: 800-180-118

USA: 1-877-900-8779

Singapore: 800-492-2715

China: 400-120-4946

France: 0805-080608

Netherlands: 0800-022-7230

We recognize that establishing a grievance mechanism is not only important for our company but also for the wider industry and the community. Therefore, we encourage industry-wide collaboration to establish effective grievance mechanisms that can provide ways for raising concerns and resolving issues related to mineral sourcing practices.

Step 2 - Identify and assess risk in the supply chain

We maintain a conflict minerals compliance framework that is designed to follow the nationally recognized framework established by the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Guidance”), and the related supplements for gold, tin, tantalum and tungsten. Our company is fully engaged in supporting the OECD Guidance.

Our risk assessment process involves gathering information about our supply chain, including the origin and chain of custody of minerals, and the identity and practices of our suppliers. We use this information to identify potential risks in our supply chain and prioritize our due diligence efforts.

We are committed to continuing to assess and manage risks in our supply chain and to promoting responsible mineral sourcing practices throughout our industry.

Below is a description of the measures performed during this reporting period to exercise due diligence, as required by the Rule:

•	We have a cross-functional and cross-departmental team to manage the CM program and to report results to Company management and leadership.
•	We maintain a CM policy and procedure that describes the process for conducting conflict minerals compliance for the Company and defines the roles and responsibilities of our personnel intended to ensure standardization and adherence with the requirements of the Rule.

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•	We continue a CM supply chain control process in order educate our suppliers about CM and the Rule and then track the usage and origin of CM throughout our supply chain.
•	We are continuing our supply chain grievance mechanisms, which includes coverage for CM.

Due to the size of the Company, the complexity of our deliverable products, the intricacy of the products our supply chain produces, plus the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. The CM used in our Products are obtained from sources worldwide through our suppliers, who, on the other hand, use other suppliers to obtain the CM used in our Products.

Therefore, due to the complexity of our supply chain, we participate in industry-wide initiatives to learn and adopt CM best practices to our business based on other companies’ experience and industry organizations’ guidance and suggestions. These initiatives include our membership and active participation in the following industry organizations: (a) Aerospace Industries Association (“AIA”) and their Conflict Minerals Working Group, (b) the International Aerospace Environmental Group (“IAEG”), and (c) the Responsible Business Alliance - Responsible Minerals Initiative (“RBA-RMI”).

As part of our membership with the Aerospace Industries Association Supplier Management Council Conflict Minerals Working Group (“AIA SMC CMWG”), we helped create an annual letter that was sent from the AIA to the RBA-RMI and then to the Smelters that were not part of a Conflict Free Program. This letter urged these Smelters to become part of a Conflict Free Program.

Red flags are defined in the OECD Guidance as a risk identification system to trigger the due diligence standards and processes defined in the OECD Guidance. Our Conflict Minerals Policy and Procedure similarly includes a system of red flags developed to identify and manage supply chain risk from our annual supplier survey process.

Step 3 - Design and implement a strategy to respond to identified risks

Embraer has a risk assessment management plan that includes coverage for CM compliance. Updates to this risk assessment are provided regularly to Company management and leadership.

As part of our risk assessment process, we revised our supplier risk assessment questionnaire to include questions about conflict minerals compliance requirements.

Through our direct membership in the RBA-RMI organization, we fully support and regularly receive updates regarding the RMI initiative. The primary goal of this initiative is for all smelters that receive raw minerals from the Covered Countries to participate in the process to become conflict-free smelters.

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Step 4 - Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Embraer does not have a direct relationship with SORs operations. Because we do not have a contractual basis, we do not perform or direct audits of these entities. Based on our membership in the RBA-RMI initiative, we have access to regularly updated conflict-free smelter lists and can compare these lists against our supplier survey responses to validate smelter status.

For any Embraer suppliers that cannot appropriately manage CM due diligence or are found to use CM from conflict sources within the Covered Countries, we may conduct audits of these specific suppliers prior to making any final decisions regarding continued business relations with these suppliers.

Step 5 - Report on supply chain due diligence

In May 2024, Embraer filed a Form SD with the SEC, along with a Conflict Minerals Report as an exhibit thereto, which contain disclosure about our CM. Our CM disclosure is publicly available on our website at http://ri.embraer.com.br.

Embraer reports the following progress since our 2024 filing:

•	The responses received from the suppliers identified 363 unique SORs (versus 351 in 2023), of which 227 or approximately 63% were validated as Conformant SORs with the RMAP. See Annex 1 and 2 below for a list of all identified SORs.
•	In 92 (up from 51 in 2023) of the survey responses, the supplier declared it may have sourced 3TG from one of the Covered Countries.
•	The SORs reflected in the tables below were identified by our suppliers as potentially being part of our 2024 supply chain. However, despite our due diligence for this reporting period, we were unable to link 3TG from the Covered Countries to the parts or products supplied to our company. We were unable to do so because the information was generally at a supplier-company level that described the supplier’s overall potential 3TG sourcing, without specifying whether or not such 3TG was used in parts or products provided to us in a reasonably reliable manner.

We intend to take further steps to improve our due diligence and to reduce the risk that CM contained in our products may support conflict in the Covered Countries. These steps include:

•	Continue including a conflict minerals flow down clause in new or renewed supplier contracts;
•	Educate suppliers about CM current events through outreach, training, and other communications;

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•	Identify and follow-up with suppliers who do not respond to our supply chain survey in an effort to increase our survey response rate and obtain additional information about the sourcing of 3TG in our supply chain;
•	Encourage suppliers who source 3TG from one of the Covered Countries to do so from SORs validated as conformant with the RMAP or a similar conflict-free program;
•	Continue to request to suppliers that provided company-wide level information to provide product level information for next reporting year;
•	Continue to monitor the possible inclusion of additional minerals regarding the scope of this compliance demand; and
•	Continue working with industry-wide groups and initiatives to strengthen CM control, learn about improved best practices for RCOI and due diligence performance, and support the development of conflict-free programs and supply chains.

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ANNEX 1 - Summary of potential SORs*

	RMI Conformant SORs	RMI Active SORs	On Smelter Look-up Tab List Only SORs	Total
Tantalum	34	0	3	37
Tin	66	1	21	88
Tungsten	36	2	19	57
Gold	91	4	86	181
Total	227	7	129	363

(1) “Conformant” means that a SOR has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment protocol. Included SOR were not necessarily Conformant for all or part of 2024 and may not continue to be Conformant for any future period.

(2) “Active” means that the SOR has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.

(3) A SOR is listed as “On Smelter Look-up Tab List Only” if it was not Conformant or Active but appears on the Smelter Look-up tab of the CMRT.

(4) The compliance status information reflected in the table is based solely on information made available by the RMI to its members.

(5) *Potential SORs being part of our 2024 supply chain. Despite our due diligence for this reporting period, we were unable to link 3TG from the Covered Countries to the parts or products supplied to our company. We were unable to do so because the information was generally at a supplier-company level that described the supplier’s overall potential 3TG sourcing, without specifying whether or not such 3TG was used in parts or products provided to us in a reasonably reliable manner.

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ANNEX 2 - List of SORs

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	United States Of America	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348

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Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855

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Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282

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Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	NOBLE METAL SERVICES	United States Of America	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736

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Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813

14

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	United States Of America	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dowa	Japan	CID000402
Tin	DS Myanmar	Myanmar	CID003831

15

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402

16

Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Graha Raya	Indonesia	CID004685
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833

17

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People's Democratic Republic	CID005017
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543

18

Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662

19